UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2011

Double Eagle Holdings, Ltd.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

20900 NE 30th Avenue, Eighth Floor, Aventura, FL 33180
 (Address of principal executive offices and zip code)

(305) 503-3873
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the appointment of two individuals to the Board of Directors.

This Current Report on Form 8-K responds to the following items of Form 8-K:

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Double Eagle Holdings, Ltd., unless the context requires otherwise.

All dollar amounts in this report refer to U.S. dollars unless otherwise indicated.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS.

On April 18, 2011, the Board of Directors of the Company appointed each of Adam Adler, Chief Executive of the Company, and Brian Tuffin, President and Chief Operating Officer of the Company, as directors of the Company to fill the outstanding vacancies on the Board of Directors.  There are no family relationships between Mr. Adler, Mr. Tuffin and any other executive officers or directors of the Company.  Neither Mr. Adler nor Mr. Tuffin were selected as directors pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

The following is a brief account of the education and business experience of the newly-appointed directors of the Company during at least the past five years, indicating the person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

Adam Adler, Chief Executive Officer and Director

In 2005, Mr. Adler co-founded the Ultimate Social Network, Inc. ("USNI") and served as its CEO until its acquisition in 2007, producing the world’s largest modeling contest website, and eventually bringing the company to the public market. USNI partnered with the world-renown modeling agency Michele Pommier Talent Group, producing the Ultimate College Model. Mr. Adler and his team developed one of the most extensive modeling and networking databases on the Internet. The social networking and modeling contest website worked with many Fortune 500 companies, of which Mr. Adler built and maintained close relationships with.

 Mr. Adler has substantial business and management experience.  He has experience with public companies and is familiar with the regulatory requirements of such companies and has a great understanding of the operation and responsibilities of the Board.

Brian Tuffin, President, Chief Operating Officer and Director

Mr. Tuffin began his career at Procter & Gamble in 1988 and advanced through several sales and marketing positions as he elevated through the consumer product giant, then PepsiCo, Kraft and SC Johnson over the next 20 years. Mr. Tuffin spent two years working around the world helping build global capabilities for SC Johnson prior to serving as President of the Canadian Company for SC Johnson from March 2000 to December 2004 where he led corporate performance 4 of his 5 years. In December 2004, Mr. Tuffin partnered with the Clairvest Group to acquire ObusForme and Moller Back Support Systems and created Integral Orthopedics Inc., an orthopedic consumer product manufacturer for which he served as the Chief Executive Officer until 2008. Since then, Mr. Tuffin has been an investor and operating board member in various medical & consumer products companies.

Mr. Tuffin has substantial industry and management experience, having served in senior management positions for the last 23 years.  He has experience in medical and consumer product fields and is uniquely qualified to bring strategic insight, experience and in-depth knowledge to the Company. Mr. Tuffin has a dual BS degree from the Ohio State University and is a proud alumnus of the Harvard Business School.

Item 9.01.   Financial Statements and Exhibits.

(a) – (c)	Not applicable.

(d) Exhibits	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE HOLDINGS, LTD.

Date: April 21, 2011	By:	/s/ Aitan Zacharin
	Name:	Aitan Zacharin
	Its:	Chief Marketing Officer and Chief Information Officer